Exhibit 99.01

                BMB Munai, Inc. Receives Reserve Estimate Report

         October 1, 2004--Almaty, Kazakhstan--BMB Munai, Inc. (OTCBB: BMBM.OB) is pleased to announce the results of a reserve evaluation on their ADE Block prepared by Chapman Petroleum Engineering Ltd., an independent reserve evaluation firm in Calgary, Alberta, Canada. The reserve analysis was prepared following the recent completion and interpretation of a 3-D seismic survey covering the block, performed by PGS-GIS, and the placing on production the initial wells in the Emir and Dolinnoe fields in the ADE block. Workover of the initial well in Aksaz, the third field in the block, has been performed, but the well has not yet been placed on production. The reserve evaluation states that the total proved reserves estimated for all three fields in the block amount to 37 million barrels of oil equivalent (BOE). Additionally, probable reserves of
88.5 million BOE and possible reserves of 95 million BOE have been estimated for the total block. (In the reserve evaluation, gas is converted to BOE at a ratio of 6 mscf/Bbl.)

         The reserve evaluation has been carried out in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (COGEH), which is the "Practice Standard" for evaluation of oil and gas reserves for public disclosure in Canada.

         Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only "proved" reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release to refer to oil and gas reserves such as "probable" and "possible," that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Estimates for these categories are by their nature more speculative than estimates of "proved" reserves and accordingly are subject to substantially greater risk of not being realized by the Company. U.S. investors are advised of the fact that in our annual report on Form 10-KSB filed for the year ended March 31, 2004 we made no estimate of proved reserves because we had not completed our geological and engineering studies and infrastructure development to allow us to make a statement regarding "proved" reserves in compliance with SEC disclosure standards. Also, U.S. investors are cautioned that future filings with the SEC will only contain reserve estimates that are "proved" according the standards established by the SEC. Interested investors can obtain a copy of an SEC filing from us upon request by writing to BMB Munai, Inc., 500 Fifth Avenue, Suite 4810, New York, New York 10110. You can also obtain this form from the SEC by calling 1- 800-SEC-0330.

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         BMB Munai is an independent oil and gas company engaged in the exploration, development and production of crude oil and natural gas in western Kazakhstan. The Company maintains administrative offices in New York, New York and Almaty, Kazakhstan.

Contacts:
In the US:        Alexandre Agaian, Ph.D, President and CEO
                  (212) 730-7919, E-mail: USoffice@bmbmunai.com

In Kazakhstan:    Boris Cherdabayev, Chairman and co-CEO
                  +7 3272 588-517, E-mail: KZoffice@bmbmunai.com

The information contained in this release includes estimates and forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward-looking statements involve risks and uncertainties, including but not limited to, such risks as the availability of development and exploration funds, successful drilling activities and other risks described in the Company's periodic reports on file with the Securities and Exchange Commission.